Frontier Airlines Reports Third Quarter 2025 Financial Results
DENVER - November 5, 2025 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the third quarter of 2025 and issued guidance for the fourth quarter 2025.
Highlights:
•Total revenue was $886 million on 4 percent lower capacity; revenue per available seat mile ("RASM") was 9.14 cents, while RASM on a stage adjusted basis to 1,000 miles was 8.76 cents, 2 percent higher compared to the corresponding 2024 quarter
•Cost per available seat mile ("CASM") was 9.95 cents, including fuel expense at an average cost of $2.54 per gallon; total operating expenses were $963 million, or $729 million excluding fuel (a non-GAAP measure), resulting in CASM excluding fuel of 7.53 cents
•Net loss was $77 million, or $(0.34) per share
•Ended the quarter with $691 million of total liquidity
•Issued a $105 million par value note in the fourth quarter secured by substantially all of the spare parts and tooling related to the Company's A320 family aircraft
•Inducted two A321neo aircraft during the quarter, increasing Frontier's fleet to 84 percent fuel-efficient A320neo family aircraft, the highest percentage of all major U.S. carriers
•Generated 105 available seat miles ("ASMs") per gallon in the third quarter of 2025, 2 percent higher than the corresponding 2024 quarter
•Announced 42 new routes consistent with Frontier's commitment to become the leading low-fare carrier in the top-20 U.S. metros, with service being added in Atlanta, Baltimore, Charlotte, Chicago, Dallas-Fort Worth, Detroit, Fort Lauderdale and Houston, as well as new international destinations in Guatemala, Honduras, Mexico and Frontier's debut at Providenciales International Airport in Turks and Caicos and a return to Lynden Pindling International Airport in Nassau, Bahamas
“Our third-quarter results were in line with expectations as we navigated a competitive pricing environment,” said Barry Biffle, Chief Executive Officer. “We expect ongoing competitive capacity reductions to continue through 2026, supporting a more balanced supply environment and improved revenue performance. Early next year, we will introduce our new First Class seating and anticipate significant growth in loyalty revenues as we continue delivering the best value to our customers.”

Third Quarter 2025 Select Financial Highlights
The following is a summary of third quarter and select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to "Reconciliations of Non-GAAP Financial Information" in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended September 30,
	2025		2024
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$886	$886	$935	$935
Total operating expenses	$963	$963	$916	$954
Pre-tax income (loss)	$(76)	$(76)	$27	$(10)
Pre-tax income (loss) margin	(8.6)%	(8.6)%	2.9%	(1.1)%
Net income (loss)	$(77)	$(77)	$26	$(11)
Earnings per share, diluted	$(0.34)	$(0.34)	$0.11	$(0.05)

(unaudited, in millions, except for percentages and per share data)
	Nine Months Ended September 30,
	2025		2024
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$2,727	$2,727	$2,773	$2,773
Total operating expenses	$2,925	$2,925	$2,760	$2,798
Pre-tax income (loss)	$(186)	$(186)	$35	$(2)
Pre-tax income (loss) margin	(6.8)%	(6.8)%	1.3%	(0.1)%
Net income (loss)	$(190)	$(190)	$31	$(1)
Earnings per share, diluted	$(0.84)	$(0.84)	$0.14	$—
Revenue Performance

Total operating revenue for the third quarter of 2025 was $886 million, on four percent lower capacity and an average stage length of 917 miles. RASM was 9.14 cents, while RASM on a stage adjusted basis to 1,000 miles was 8.76 cents, two percent higher compared to the same quarter, net of aggressive competitive pricing and promotions during the quarter.
Total revenue per passenger was $106, roughly flat to the corresponding 2024 quarter, and flown load factor was approximately three percentage points higher at 80.7 percent.
Cost Performance
Total operating expenses were $963 million in the third quarter of 2025, including $234 million of fuel expense at an average cost of $2.54 per gallon. Total operating expenses (excluding fuel), a non-GAAP measure, totaled $729 million as compared to $655 million of operating expenses (excluding fuel) in the corresponding 2024 quarter.
CASM was 9.95 cents in the third quarter of 2025, nine percent higher than the corresponding 2024 quarter, with the prior year quarter amount including the impact of a $38 million non-recurring credit related to a legal settlement. Adjusted CASM (excluding fuel), a non-GAAP measure, was 7.53 cents compared to 6.89 cents in the corresponding 2024 quarter. The increase was due primarily to the 15 percent reduction in average daily aircraft utilization resulting from the Company's disciplined capacity deployment during off-peak days of the week.
Earnings
Net loss was $77 million for the third quarter of 2025, or $(0.34) per share based on approximately 228 million weighted-average shares outstanding in the quarter.
Liquidity
Total liquidity as of September 30, 2025 was $691 million, consisting of unrestricted cash and cash equivalents and availability from the Company's revolving credit facility.
In early November, the Company issued approximately $105 million in aggregate face amount of class A-1 enhanced equipment trust certificates through a pass-through trust in a private placement. The pass-through trust holds series A-1 equipment notes with a coupon rate of 6.75 percent and final payment due October 2032. The equipment notes are secured by liens on substantially all of the Company’s spare parts and tooling. Principal and interest on the issued and outstanding certificates is payable semi-annually each year, commencing on April 30, 2026.
Fleet
As of September 30, 2025, Frontier had a fleet of 166 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2026 and 2037.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	6	180 - 186
A321ceo	21	230
A321neo	57	240
Total fleet	166
Frontier took delivery of two A321neo aircraft and six PW1100 GTF spare engines during the third quarter of 2025. The Company expects delivery of seven A320neo aircraft, three A321neo aircraft and 10 PW1100 spares engines in the fourth quarter of 2025, all of which are expected to be financed with sale-leaseback transactions.
As of September 30, 2025, the Company had commitments for an additional 178 aircraft to be delivered through 2031, of which 85 percent are for the high-gauge A321neo aircraft. The Company has secured sale-leaseback financing commitments for expected aircraft deliveries in the fourth quarter of 2025 and through the third quarter of 2026.

Frontier is "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed) compared to all other major U.S. carriers, generating 105 ASMs per gallon in the third quarter of 2025, two percent higher than the corresponding 2024 quarter.

Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
The Company's fourth quarter 2025 adjusted (non-GAAP) diluted per share guidance, as noted below, reflects an expected improvement in competitive overlap capacity versus the prior year quarter, continued progress across key commercial initiatives, fleet-related financing activities, and jet fuel prices which are elevated relative to prior quarter guidance expectations, among other factors.

Fourth Quarter
2025
Adjusted (non-GAAP) diluted earnings per share(a)(b)(c)	$0.04 to $0.20
Capacity growth (compared to 4Q 2024)(d)	roughly flat
_________________
(a)Includes guidance on certain non-GAAP measures which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Based on an average fuel cost (including fuel taxes and into-plane costs) of $2.50 per gallon in the fourth quarter of 2025.
(c)Based on estimated weighted average diluted shares outstanding of 230 million shares in the fourth quarter of 2025 and no projected tax expense provision. The Company's actual tax expense may be impacted by varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the respective periods, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances.
(d)Given the dynamic nature of the current commercial environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
Conference Call
The Company will host a conference call to discuss third quarter 2025 results today, November 5, 2025, at 4:30 p.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for at least 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (NASDAQ: ULCC) is committed to delivering "Low Fares Done Right." Headquartered in Denver, Colorado, Frontier operates the largest A320neo family fleet in the U.S., which is also among the youngest and most fuel-efficient. With its expanding network, rewarding loyalty program, and bold new product offerings, Frontier is redefining low-fare travel and building The New Frontier as America’s Low Fare Airline.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages and facility and infrastructure constraints (including as a result of federal government shutdowns); the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company's aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 18, 2025.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2025	2024		2025	2024
Operating revenues:
Passenger	$854	$910	(6)%	$2,636	$2,705	(3)%
Other	32	25	28%	91	68	34%
Total operating revenues	886	935	(5)%	2,727	2,773	(2)%

Operating expenses:
Aircraft fuel	234	261	(10)%	702	812	(14)%
Salaries, wages and benefits	251	236	6%	754	713	6%
Aircraft rent	181	177	2%	536	483	11%
Station operations	173	164	5%	531	464	14%
Maintenance, materials and repairs	52	53	(2)%	150	144	4%
Sales and marketing	38	46	(17)%	118	133	(11)%
Depreciation and amortization	24	19	26%	65	53	23%
Other operating	10	(40)	N/M	69	(42)	N/M
Total operating expenses	963	916	5%	2,925	2,760	6%
Operating income (loss)	(77)	19	N/M	(198)	13	N/M
Other income (expense):
Interest expense	(15)	(10)	50%	(34)	(27)	26%
Capitalized interest	10	8	25%	26	24	8%
Interest income and other	6	10	(40)%	20	25	(20)%
Total other income (expense)	1	8	(88)%	12	22	(45)%
Income (loss) before income taxes	(76)	27	N/M	(186)	35	N/M
Income tax expense (benefit)	1	1	—%	4	4	—%
Net income (loss)	$(77)	$26	N/M	$(190)	$31	N/M
Earnings (loss) per share:
Basic (a)	$(0.34)	$0.11	N/M	$(0.84)	$0.14	N/M
Diluted (a)	$(0.34)	$0.11	N/M	$(0.84)	$0.14	N/M

Weighted-average common shares outstanding:
Basic (a)	228,174,036	224,484,159	2%	227,515,630	224,044,697	2%
Diluted (a)	228,174,036	225,716,252	1%	227,515,630	226,115,706	1%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the outstanding warrants relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested performance and restricted stock units are included in the diluted earnings per share calculations. In addition, most of the outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share. As of September 30, 2025, there were 0.2 million outstanding warrants and 0.6 million outstanding options. As of September 30, 2024, there were 3.1 million outstanding warrants and 2.2 million outstanding options.

Frontier Group Holdings, Inc. Comparative Operating Statistics (unaudited)
	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2025	2024		2025	2024
Operating statistics(a)
Available seat miles (“ASMs”) (millions)	9,689	10,075	(4)%	29,951	30,073	—%
Departures	50,141	56,725	(12)%	153,646	162,567	(5)%
Average stage length (miles)	917	856	7%	928	901	3%
Block hours	131,019	140,348	(7)%	407,904	419,911	(3)%
Average aircraft in service	163	150	9%	159	144	10%
Aircraft – end of period	166	153	8%	166	153	8%
Average daily aircraft utilization (hours)	8.7	10.2	(15)%	9.4	10.6	(11)%
Passengers (thousands)	8,325	8,834	(6)%	24,663	24,738	—%
Average seats per departure	209	206	1%	208	204	2%
Revenue passenger miles (“RPMs”) (millions)	7,815	7,855	(1)%	23,451	22,962	2%
Load Factor	80.7%	78.0%	2.7 pts	78.3%	76.4%	1.9 pts
Fare revenue per passenger ($)	39.74	38.70	3%	41.70	41.26	1%
Non-fare passenger revenue per passenger ($)	62.78	64.38	(2)%	65.18	68.09	(4)%
Other revenue per passenger ($)	3.92	2.75	43%	3.68	2.72	35%
Total ancillary revenue per passenger ($)	66.70	67.13	(1)%	68.86	70.81	(3)%
Total revenue per passenger ($)	106.44	105.83	1%	110.56	112.07	(1)%
Total revenue per available seat mile (“RASM”) (¢)	9.14	9.28	(2)%	9.10	9.22	(1)%
RASM, stage-length adjusted to 1,000 miles (¢) (c)	8.76	8.58	2%	8.77	8.75	—%
Cost per available seat mile (“CASM”) (¢)	9.95	9.10	9%	9.77	9.18	6%
CASM (excluding fuel) (¢) (b)	7.53	6.51	16%	7.42	6.48	15%
CASM + net interest (¢) (b)	9.94	9.02	10%	9.73	9.10	7%
Adjusted CASM (¢) (b)	9.95	9.48	5%	9.77	9.30	5%
Adjusted CASM (excluding fuel) (¢) (b)	7.53	6.89	9%	7.42	6.60	12%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢) (b)(c)	7.21	6.37	13%	7.15	6.27	14%
Adjusted CASM + net interest (¢) (b)	9.94	9.39	6%	9.73	9.23	5%
Adjusted CASM + net interest, stage-length adjusted to 1,000 miles (¢) (b)(c)	9.52	8.68	10%	9.37	8.76	7%
Fuel cost per gallon ($)	2.54	2.67	(5)%	2.48	2.81	(12)%
Fuel gallons consumed (thousands)	92,188	97,767	(6)%	282,827	289,114	(2)%
Full-time equivalent employees	7,535	8,011	(6)%	7,535	8,011	(6)%
____________________
(a)Figures may not recalculate due to rounding.
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see "Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest."
(c)Stage-Length Adjusted (SLA) to 1,000 miles: Applicable Operating Statistic * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss), as reported	$(77)	$26	$(190)	$31
Non-GAAP Adjustments:
Legal settlement(a)	—	(38)	—	(38)
Write-off of deferred financing costs(b)	—	1	—	1
Pre-tax impact	—	(37)	—	(37)
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance(c)	—	—	—	5
Net income (loss) impact	$—	$(37)	$—	$(32)

Adjusted net income (loss)(d)	$(77)	$(11)	$(190)	$(1)

Income (loss) before income taxes, as reported	$(76)	$27	$(186)	$35
Pre-tax impact	—	(37)	—	(37)
Adjusted pre-tax income (loss)(d)	$(76)	$(10)	$(186)	$(2)
____________________
(a)The Company reached a legal settlement with a former lessor for breach of contract for a total of $40 million. $38 million of the settlement represents a one-time reimbursement of damages incurred and $2 million relates to the reimbursement of previously recorded legal expenses.
(b)In 2024, the Company reduced its existing capacity of the PDP financing facility from $365 million to $135 million. The downsize of the facility resulted in a one-time write-off of $1 million in unamortized deferred financing costs. This amount is a component of interest expense within the condensed consolidated statements of operations.
(c)During the nine months ended September 30, 2024, a $5 million non-cash valuation allowance was recorded against the Company's U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position and due to the loss generated during the three months ended March 31, 2024, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(d)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.

Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(77)	$26	$(190)	$31
Plus (minus):
Interest expense	15	10	34	27
Capitalized interest	(10)	(8)	(26)	(24)
Interest income and other	(6)	(10)	(20)	(25)
Income tax expense (benefit)	1	1	4	4
Depreciation and amortization	24	19	65	53
EBITDA(a)	(53)	38	(133)	66
Plus: Aircraft rent	181	177	536	483
EBITDAR(b)	$128	$215	$403	$549

EBITDA(a)	$(53)	$38	$(133)	$66
Plus (minus)(c):
Legal settlement	—	(38)	—	(38)
Adjusted EBITDA(a)	(53)	—	(133)	28
Plus: Aircraft rent	181	177	536	483
Adjusted EBITDAR(b)	$128	$177	$403	$511
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as measures of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended September 30,
	2025		2024
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)(b)
CASM		9.95		9.10
Aircraft fuel	(234)	(2.42)	(261)	(2.59)
CASM (excluding fuel)(c)		7.53		6.51
Legal settlement	—	—	38	0.38
Adjusted CASM (excluding fuel)(c)		7.53		6.89
Aircraft fuel	234	2.42	261	2.59
Adjusted CASM(d)		9.95		9.48
Net interest expense (income)	(1)	(0.01)	(8)	(0.08)
Write-off of deferred financing costs	—	—	(1)	(0.01)
Adjusted CASM + net interest(e)		9.94		9.39

CASM		9.95		9.10
Net interest expense (income)	(1)	(0.01)	(8)	(0.08)
CASM + net interest(e)		9.94		9.02
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Nine Months Ended September 30,
	2025		2024
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)(b)
CASM		9.77		9.18
Aircraft fuel	(702)	(2.35)	(812)	(2.70)
CASM (excluding fuel)(c)		7.42		6.48
Legal settlement	—	—	38	0.12
Adjusted CASM (excluding fuel)(c)		7.42		6.60
Aircraft fuel	702	2.35	812	2.70
Adjusted CASM(d)		9.77		9.30
Net interest expense (income)	(12)	(0.04)	(22)	(0.08)
Write-off of deferred financing costs	—	—	(1)	0.01
Adjusted CASM + net interest(e)		9.73		9.23

CASM		9.77		9.18
Net interest expense (income)	(12)	(0.04)	(22)	(0.08)
CASM + net interest(e)		9.73		9.10
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings (loss) per share, diluted, as reported(a)(b)	$(0.34)	$0.11	$(0.84)	$0.14
Legal settlement	—	(0.17)	—	(0.17)
Write-off of deferred financing costs	—	0.01	—	0.01
Valuation allowance	—	—	—	0.02
Adjusted earnings (loss) per share, diluted(c)	$(0.34)	$(0.05)	$(0.84)	$—
______________________
(a)Cost per share figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating expense, as reported(a)	$963	$916	$2,925	$2,760
Legal settlement	—	38	—	38
Adjusted total operating expenses(b)	963	954	2,925	2,798
Aircraft fuel	(234)	(261)	(702)	(812)
Adjusted total operating expenses (excluding fuel)(b)	$729	$693	$2,223	$1,986

Total operating expenses, as reported	$963	$916	$2,925	$2,760
Aircraft fuel	(234)	(261)	(702)	(812)
Total operating expense (excluding fuel)(b)	$729	$655	$2,223	$1,948
____________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886